Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

For Tender of Shares of Common Stock

of

WORLD ENERGY SOLUTIONS, INC.

at

$5.50 NET PER SHARE

Pursuant to the Offer to Purchase dated November 19, 2014

by

WOLF MERGER SUB CORPORATION,

a wholly owned subsidiary of

ENERNOC, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M. BOSTON, MASSACHUSETTS TIME, ON JANUARY 2, 2015, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (defined below) if (1) certificates representing Shares (defined below) of World Energy Solutions, Inc., a Delaware corporation, are not immediately available, (2) the procedure for book-entry transfer cannot be completed prior to the Expiration Date or (3) time will not permit all required documents to reach Computershare Trust Company, N.A. (the “Depositary”) prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by manually signed facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase (defined below).

The Depositary for the Offer is:

Computershare Trust Company, N.A.

If delivering by overnight mail:	If delivering by regular mail:

Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
Attention: Corporate Actions Voluntary Offer	Attention: Corporate Actions Voluntary Offer
250 Royall Street, Suite V	P.O. Box 43011
Canton, MA 02021	Providence, RI 02940-3011

Via facsimile for eligible institutions only: (617) 360-6810

To confirm receipt via phone for eligible institutions only: 781-575-2332

Call this number ONLY if you are confirming receipt of a facsimile transmission. For information on the Offer, please contact Alliance Advisors at 855-976-3328

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in Section 3 of the Offer to Purchase) and certificates for Shares (or Book-Entry Confirmation, as defined in Section 3 of the Offer to Purchase) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Wolf Merger Sub Corporation, a Delaware corporation and wholly owned subsidiary of EnerNOC, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 19, 2014 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.0001 per share (the “Shares”), of World Energy Solutions, Inc., a Delaware corporation, specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares and Certificate No.(s)

(if available):

☐ Check here if Shares will be tendered by book-entry transfer.

Name of Tendering Institution:

DTC Account VOI:

Dated:
Name(s) of Record Holder(s):

(Please type or print)

Address(es):

(Zip Code)
Area Code and Tel. No.: (Daytime telephone number)
Signature(s):

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the U.S. Securities Exchange Act of 1934, as amended, and (ii) within three NASDAQ Stock Market trading days of the date hereof, (A) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal or (B) guarantees a Book-Entry Confirmation of the Shares tendered hereby into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal, or an Agent’s Message (defined in Section 3 of the Offer to Purchase) in lieu of such Letter of Transmittal, and any other documents required by the Letter of Transmittal.

Please type or print:

Name of Firm:

Address:
(Zip Code)
Area Code and Tel. No.:

Authorized Signature:

Title:

Dated:

NOTE:   DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.